Exhibit 99.1

PRESS RELEASE
EasyLink Services International Corporation Announces Financial Results
for First Quarter Fiscal 2008
Norcross, Georgia — December 17, 2007 — EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), a global provider of comprehensive messaging services and e-commerce solutions, today announced financial results for its fiscal first quarter 2008 which ended on October 31, 2007.
“We are delighted to report the first financial results for EasyLink Services International,” said Thomas J. Stallings, EasyLink’s chief executive officer. “The strong revenues, solid Adjusted EBITDA and healthy margins demonstrate execution by a team dedicated to investing in customer relationships, leveraging our long-term roadmap for operational excellence and delivering improved fiscal year 2008 financial results.”
Mr. Stallings continued, “The first quarter delivered many positives, including progress with the integration of the recently merged Internet Commerce Corporation and EasyLink Services Corporation, transition to a combined product portfolio that maximizes company value and movement toward a larger international presence. Based on the results to-date, we are optimistic about EasyLink’s future and reaffirm our guidance that fiscal year 2008 Adjusted EBITDA will be in the high end of its reported range of $17 million to $19 millions.”
First Quarter Fiscal Year 2008 Results
•	Total revenue was approximately $21 million with a combined gross profit margin of 68.5%. Total revenue for the first quarter excludes all EasyLink Services Corporation revenue prior to the August 20, 2007 merger.

The product portfolios will be reported in two segments on an on-going basis. The two segments include On Demand Messaging and Supply Chain Services.

On Demand Messaging includes all of the fax, production messaging, document capture and management and e-mail services acquired in the merger. These services facilitate the sending and receiving of documents through the EasyLink network, enabling organizations to achieve significant savings in telecommunications costs, improvements in productivity, and enhanced compliance with regulations such as Sarbanes-Oxley, Graham-Leach-Bliley, HIPPA, and the EU Data Protection Act. Revenue from the On Demand Messaging segment was approximately $9.5 million, which represented 45% of total consolidated revenue and delivered a gross margin of 68%.

Supply Chain Messaging includes all of the electronic data interchange (EDI) products and services previously offered by the company combined with all of the EDI products and services and telex services acquired in the merger. These products and services enable the electronic exchange of mission critical documents such as invoices, purchase orders, shipping notices and bank wire transfers between business partners across the globe. Revenue from the Supply Chain Service segment was approximately $11.5 million, which represented 55% of total consolidated revenue and delivered a gross profit margin of 69%.

•	Net loss for the first quarter was approximately $2.06 million or $.09 per share.

•	Adjusted net income for the first quarter ended was approximately $2.1 million or $0.10 per share excluding a one-time non-cash equity charge of $930,000, an $768,000 accrual for prepayment penalties on a repayment of the company’s outstanding convertible debt to be made in December, and a non-cash interest expense of $2.7 million for accretion of the beneficial conversion feature.

•	EasyLink intends to focus on Adjusted EBITDA (EBITDA that includes non-cash compensation expense) as a measure of the Company’s performance in the future as it is a better measure of the Company’s performance than net income because it excludes ongoing non-cash charges. Adjusted EBITDA was $4.8 million.
The first quarter results are not indicative of future quarter results as the result of the exclusion of the revenue earned by EasyLink Services Corporation earned prior to the August 20, 2007 merger, the inclusion of certain expenses related to merger accounting and the creation of a $22.5 million beneficial conversion feature as a result of the accounting treatment of the merger financing that will be accreted into expense as interest expense over the life of the underlying convertible notes.
EasyLink provides adjusted net income, adjusted earnings per share and adjusted EBITDA in this press release as additional information regarding our operating results. The measures are not in accordance with — or an alternative for — generally accepted accounting principles (GAAP), and may be different from non-GAAP net income, non-GAAP earnings per share and non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted net income, adjusted earnings per share and adjusted EBITDA facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business, as distinct from results that include items that are not indicative of ongoing operating results, and thus provide investors with useful insight into our profitability exclusive of unusual adjustments. This release should be read in conjunction with our Form 8-K earnings release filing for the quarter ended October 31, 2007.
Investor Conference Call and Slide Presentation
An investor conference call is scheduled to discuss EasyLink Services International Corporation’s first quarter fiscal year 2008 results. The conference call will begin at 10:00 a.m. ET on Thursday, December 20, 2007.
The audio portion of the meeting will be accessed by dialing 800-289-0743 (US) and 913-312-1375 (International). This investor conference call will also be available for replay on the Company’s websites at www.easylink.com or www.icc.net.
Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filing with the U.S. Securities and Exchange Commission (SEC).
About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery for small businesses to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges, specialized Telex protocol transmissions for marine and finance industries, and so much more. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com or www.icc.net.

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Operations (unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended October 31,
	2007	2006
Service revenues	$20,986	$5,808

Expenses:
Cost of services	6,598	1,859
Product development and enhancement	2,033	717
Selling and marketing	2,383	520
General and administrative	6,608	2,109

	17,622	5,205

Operating income	3,364	603

Other income(expense):
Interest and investment income	154	82
Interest expense	(5,003)	(20)
Loss on investments	(930)	—
Other income (expense)	231	(23)

	(5,548)	39

Income before provision for income taxes	(2,184)	642

(Benefit) provision for income taxes, current	(172)	68

Net income (loss)	(2,012)	574

Dividends on preferred stock	(50)	(100)

Net income (loss) attributable to common stockholders	$(2,062)	$474

Basic Income (loss) per common share	$(0.09)	$0.02
Diluted income (loss) per common share	$(0.09)	$0.02
Anti-dilutive stock options and warrants outstanding	25,021,712	1,075,498
Weighted average number of common shares outstanding — basic	23,296,627	22,716,466
Weighted average number of common shares outstanding — diluted	23,296,627	24,974,611

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(in thousands)

	October 31,	July 31,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$15,395	$5,444
Accounts receivable, net of allowance for doubtful accounts and allowance for sales returns and allowances	13,762	3,479
Prepaid expenses and other current assets	3,701	603

Total current assets	32,858	9,526

Property and equipment, net	9,174	944
Goodwill	50,478	6,293
Other intangible assets, net	33,823	3,737
Investment in EasyLink	—	13,223
Restricted cash	434	434
Deferred acquisition costs	—	1,039
Other assets	37	222

Total assets	$126,804	$35,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,230	$615
Current portion of long term debt	8,658	10,000
Accrued expenses	11,829	1,153
Deferred revenue	700	227
Other current liabilities	1,428	574

Total current liabilities	27,845	12,569

Long term debt	41,317	—
Deferred tax liability	17,471	—
Other liabilities	1,361	709

Total liabilities	87,994	13,278

Stockholders’ Equity:
Preferred stock	(a )	(a	)
Common Stock	243	233
Additional paid-in capital	120,823	101,861
Accumulated other comprehensive loss	(205)	—
Accumulated deficit	(82,051)	(79,954)
Total stockholders’ equity	$38,810	$22,140

	$126,804	$35,418

(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended October 31,
	2007	2006
Net Income (loss)	$(2,012)	$574
Interest	5,003	20
Taxes	(172)	68
Depreciation and amortization	1,890	493
Non-cash compensation	113	280

Adjusted EBITDA	$4,822	$1,435

Calculation of Adjusted Net Income (unaudited)
(in thousands)

Three Months Ended
October 31,
2007
Net loss	$(2,062)
Non-cash equity charge	930
Prepayment penalty	768
Beneficial conversion	2,715

Adjusted net income	$2,351